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                                                               EXHIBIT (h)(5)(c)

                                 AMENDMENT NO. 2
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                              AIM INVESTMENT FUNDS
                                       AND
                              A I M ADVISORS, INC.

         The Master Accounting Services Agreement between AIM Investment Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, (the "Agreement"), dated as of July 1, 1999 is hereby amended as follows:

         Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                              "AIM INVESTMENT FUNDS
                                   APPENDIX A
                                       TO
                      MASTER ACCOUNTING SERVICES AGREEMENT

AIM Developing Markets Fund
AIM Global Consumer Products and Services Fund
AIM Global Financial Services Fund
AIM Global Health Care Fund
AIM Global Infrastructure Fund
AIM Global Resources Fund
AIM Global Telecommunications and Technology Fund
AIM Latin American Growth Fund
AIM Strategic Income Fund"


All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: June 19, 2000

                                            AIM INVESTMENT FUNDS

Attest: /s/ OFELIA M. MAYO                  By: /s/ ROBERT H. GRAHAM
        ------------------------                ------------------------
        Assistant Secretary                     President

(SEAL)

                                            A I M ADVISORS, INC.

Attest: /s/ OFELIA M. MAYO                  By: /s/ ROBERT H. GRAHAM
        ------------------------                ------------------------
        Assistant Secretary                     President

(SEAL)